Exhibit 10.27
[Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.]

SECOND AMENDMENT TO THE STATEMENT OF WORK NO. 1
This Second Amendment to the Statement of Work No. 1 (this “Amendment”) made as of December 18, 2025 (the “Amendment Effective Date”) by and between CORCEPT THERAPEUTICS INCORPORATED, a Delaware corporation (“Corcept”), and CURANT HEALTH GEORGIA, LLC, a Georgia limited liability company (“Curant,” and together with all of Curant’s licensed pharmacy locations listed in the Agreement, “Pharmacy”) hereby amends the original Statement of Work No. 1 (the “SOW”) executed by the Parties and dated as of June 13, 2025, and amended as of October 10, 2025 pursuant to that certain Master Pharmacy Services Agreement between the Parties dated as of June 13, 2025 (the “Agreement”). Capitalized terms used in this Amendment and not defined herein have the meanings assigned to them in the SOW or the Agreement.
WHEREAS, the Parties have agreed to amend the SOW to include additional Hub Services to be provided by Pharmacy with respect to Corcept’s products Korlym (mifepristone) and authorized generic mifepristone;
NOW, THEREFORE, the Parties agree as follows:
1.Program Overview: Section 4.1 is amended and restated in its entirety as follows:
4.1    Services Generally. As set forth in this SOW, Pharmacy shall fill prescriptions for the Products and provide additional services as described herein. The detailed processes, procedures and requirements governing the Services will be specified in a set of business rules documents agreed to by the Parties (the “BRD”). To the extent that the Services involve the processing of Personal Data by Pharmacy on behalf of Corcept (as defined in the Data Processing Agreement [DPA] attached as Exhibit B to the Agreement), the provisions of the DPA shall apply. For patients who have provided Corcept or its hub with an effective consent (“Consented Patients”), Corcept, through its hub team, will provide certain patient support services related to the Products, including assistance with enrollment, Patient Program eligibility determination, benefits investigation, prior authorization and appeals as appropriate (“Hub Services”).
For patients who are not Consented Patients, Hub Services will be provided by Pharmacy as part of the Patient Success Program described herein and in the BRD. The Parties estimate that approximately [**] of enrolled patients will be Consented Patients. Corcept and Pharmacy will coordinate appropriate sharing of information to ensure streamlined processing and support of all patient enrollments from initiation to product shipment to the extent permitted by applicable law.
Fees for Hub Services are based on enrollment volume tiers and any increase in tier requires additional pharmacy staffing to include Technicians, PA Specialists and Pharmacists regardless of medication. The tiers and associated fees for the Patient Success Program are set forth in Exhibit A. Pharmacy requests Corcept’s forecasting changes in volume with [**]-day notice to increase volume for each tier and a [**]-day notice to decrease volume for each tier when possible.
Beginning on January 5, 2026, the Parties agree that Pharmacy will serve as the hub for initial intake of all new enrollments for Korlym (mifepristone) and Corcept’s authorized generic mifepristone, and will provide Hub Services with respect to these new enrollments, including enrollments for both Consented Patients and non-Consented Patients (“Full Hub Services”). During any period where Pharmacy is providing Full Hub Services, Corcept will additionally pay Pharmacy the incremental Full Hub Services Fees as set forth in Exhibit A. Full Hub Services may be discontinued or reinstated by Corcept with [**] days notice provided to Pharmacy.
2.Exhibit A Fees and Payment Schedule: The following program fees are added to Exhibit A as follows:

Full Hub Services Fees

The Parties agree that during any period where Pharmacy is providing Full Hub Services, Corcept will additionally pay Pharmacy the Fees set forth below, tiered by the volume of new enrollments for the applicable Products.

Service Fees**	Frequency	Yr 1	Yr 2	Yr 3
[**]	[**]	[**]	[**]	[**]
*[**]

**[**]

3.Governing Terms: All other terms and conditions of the Agreement and the SOW that are not expressly amended or modified by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, an authorized representative of each undersigned Party has signed this Amendment, intending to be bound hereby.

CORCEPT THERAPEUTICS INC.		CURANT HEALTH GEORGIA, LLC

By:	/s/ J.D. Lyon	By	/s/ David Cunnold

Name:	J.D. Lyon	Name:	David Cunnold

Title:	Chief Pharmacy & Tech. Officer	Title:	COO

Date	12/24/2025	Date	12/24/2025

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